Company Contact:
Gail A. Sloan
Vice President of Finance and Secretary
La Jolla Pharmaceutical Company
858-452-6600
gail.sloan@ljpc.com

LA JOLLA PHARMACEUTICAL COMPANY RECEIVES NOTICE OF NONCOMPLIANCE WITH NASDAQ STOCK MARKET LISTING
REQUIREMENT

SAN DIEGO – SEPTEMBER 18, 2009 – La Jolla Pharmaceutical Company (Nasdaq: LJPC) announced today that it has received a notice from the Nasdaq Stock Market indicating that the Company is not in compliance with Nasdaq Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Rule”) because, for the last 30 consecutive days, the bid price for the Company’s common stock has closed below the minimum level of $1.00 per share. In accordance with Nasdaq Marketplace Rules, the Company will be provided 180 calendar days, or until March 15, 2010, to regain compliance with the Minimum Bid Price Rule. This notification has no effect on the listing of the Company’s common stock at this time.

If the Company does not regain compliance with the Minimum Bid Price Rule by March 15, 2010, Nasdaq will notify the Company that its common stock will be delisted from the Nasdaq Stock Market.